UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    September 2, 2015

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-8962	Pinnacle West Capital Corporation (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0512431

1-4473	Arizona Public Service Company (an Arizona corporation) 400 North Fifth Street, P.O. Box 53999 Phoenix, AZ 85072-3999 (602) 250-1000	86-0011170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This combined Form 8-K is separately filed or furnished by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing or furnishing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing or furnishing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Arizona Public Service Company (“APS”) Facility

On September 2, 2015, APS entered into a five-year unsecured revolving credit facility with Barclays Bank PLC, as Agent and Issuing Bank, Mizuho Bank, Ltd. as Syndication Agent and Issuing Bank, Bank of America, N.A., BNP Paribas, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., SunTrust Bank and Wells Fargo Bank, National Association as Co-Documentation Agents and Issuing Banks, and the lender parties thereto, allowing APS to borrow, repay and reborrow, from time to time, up to $500 million through September 2, 2020.  On September 2, 2015, APS terminated its prior $500 million unsecured revolving credit facility with Barclays Bank PLC, as Agent and Issuing Bank, The Royal Bank of Scotland plc, as Syndication Agent and Issuing Bank, Bank of America, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents and Issuing Banks, and the lender parties thereto, which was replaced by the new facility.  The prior credit facility would have expired on April 9, 2018.  APS will use the new facility for general corporate purposes, including as a standby facility to support commercial paper issuances.  The facility can also be used for letters of credit.

Borrowings under the facility will bear interest based on APS’s then-current senior unsecured debt ratings.

Borrowings under the facility are conditioned on APS’s ability to make certain representations at the time each borrowing is made, except for representations concerning no material adverse effect and certain litigation matters, which were made only at the time the facility was entered into.  The facility includes customary covenants, including that APS maintain a consolidated debt-to-capitalization ratio no greater than a prescribed level and comply with certain lien restrictions.  The facility also includes customary events of default, including a cross default provision and a change of control provision relating to Pinnacle West Capital Corporation, the parent company of APS.  If an event of default occurs, lenders holding a specified percentage of the commitments, or the agent with such lenders’ consent, may terminate the obligations of the lenders to make loans under the facility and the obligations of the issuing banks to issue letters of credit and may declare the obligations outstanding under the facility to be due and payable.

APS and its affiliates maintain normal banking and other relationships with the agents and various other lenders in the new facility and/or their affiliates and in the prior $500 million credit facility that has been terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION
(Registrant)

Dated: September 2, 2015	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY
(Registrant)

Dated: September 2, 2015	By: /s/ James R. Hatfield
James R. Hatfield
Executive Vice President and
Chief Financial Officer